                                                                    EXHIBIT 10.8




                       SHARE PLEDGE AND ESCROW AGREEMENT


     THIS SHARE PLEDGE AND ESCROW AGREEMENT (this "Agreement"), dated as of July 22, 1997, is made by and among GARY D. LEWIS ("Mr. Lewis"), MICHAEL J. XIRINACHS ("Mr. Xirinachs"), ROBERT L. CHIOINI ("Mr. Chioini" and together with Mr. Lewis and Mr. Xirinachs, the "Pledgors"), ROCKWELL MEDICAL SUPPLIES, LLC, a Michigan limited liability company ("Creditor"), ROCKWELL MEDICAL TECHNOLOGIES, INC., a Michigan corporation (the "Company") and HONIGMAN MILLER SCHWARTZ AND COHN ("Escrow Agent").

                                   RECITALS:

     A. Pledgors are the legal and beneficial owners of an aggregate of 2,000,000 shares of the issued and outstanding common stock ("Common Stock") of the Company.

     B. Pursuant to an Asset Purchase Agreement dated as of November 1, 1996, as amended (the "Asset Purchase Agreement"), by and among Creditor, Transportation Company (as defined therein), the Family Partnerships (as defined therein), the Members (as defined therein) and the Company, the Company has purchased substantially all of Creditor's and the Transportation Company's assets (the "Purchase Transaction").

     C. In connection with the Purchase Transaction and pursuant to the terms of a Letter Agreement, dated as of April 4, 1997 among the parties to the Asset Purchase Agreement, the Company has issued to Creditor 1,416,664 Series A Preferred Shares, $1.00 par value per share (the "Preferred Shares"). Under the terms of the Company's Articles of Incorporation, the Company has an obligation to redeem the outstanding Preferred Shares, at a redemption price of $1.00 per share plus accumulated and unpaid dividends, on January 31, 1998 (the "Mandatory Redemption Date").

     D. Pursuant to the terms of a Non-Recourse Guaranty (the "Guaranty"), dated as of the date hereof, made by the Pledgers in favor of Creditor, the Pledgors have guaranteed, on a non-recourse basis, the obligation of the Company to redeem the Series A Preferred Shares on or before the Mandatory Redemption Date. The Pledgors desire to pledge 1,478,260 shares (the "Shares") of Common Stock owned by them (554,348 of which Shares are owned by Mr. Lewis, 554,347 of which Shares are owned by Mr. Xirinachs, and 369,565 of which Shares are owned by Mr. Chioini).

     E. The Pledgors and Creditor desire to have Escrow Agent hold the Shares as escrow agent, to receive Redemption Payments (as defined in Section 8) as agent for Creditor, and to release the Shares in accordance with the terms and conditions of this Agreement.

     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

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     1.   Definitions.  In addition to the terms defined above or elsewhere in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

          "Collateral"  shall have the meaning assigned to it in Section 2(c).

          "Proceeds" shall have the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgors from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Pledgors from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, including, without limitation, any and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any of the Shares.

          "UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of Michigan.

     2. Pledgor's Pledge. As security for the obligations of the Pledgors under the Guaranty (the "Obligations"), the Pledgors hereby pledge and grant to Creditor, for its benefit, a continuing security interest in the following:

             (a) the Shares, as evidenced by the stock certificates concurrently delivered to Escrow Agent (the "Certificates"), including all other types or items of property arising in respect of the Shares which are to be pledged to Creditor and held as Collateral under this Agreement;

             (b)      stock powers ("Powers") duly executed in blank; and

             (c) the Proceeds of each of the foregoing (the Shares, the Powers and the Proceeds are collectively referred to as the "Collateral").

     3. Appointment of Escrow Agent. Escrow Agent hereby agrees to act as escrow agent pursuant to this Agreement and acknowledges receipt of the Certificates and the Powers from the Pledgors. In addition, any additional Collateral which Escrow Agent shall receive shall be held by Escrow Agent pursuant to the terms of this Agreement. The parties acknowledge that Escrow Agent is acting as escrow agent under this Agreement as an accommodation to the parties and that Escrow Agent is legal counsel to the Company and Mr. Lewis (and not to any of the other parties to this Agreement) in connection with the Asset Purchase Agreement and the related transactions and represents Mr. Lewis and the Company in various other matters from time to time and may continue to act as legal counsel to Mr.



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Lewis and the Company.  The parties consent (i) to Escrow Agent acting as escrow agent under this Agreement and as legal counsel to Mr. Lewis and the Company and (ii) to Escrow Agent also representing the Pledgors and the Company and not any of the other parties to this Agreement, including, without limitation, in connection with any dispute or litigation between any of the parties to the Asset Purchase Agreement, this Agreement and any related agreement.

     4. Preservation of Collateral. Except as provided in Section 10 below, Creditor shall not be required to insure or take any steps to collect or realize upon the Collateral or any dividends or other distributions on or in respect of the Shares. The Pledgors shall keep the Collateral free from all liens, claims and encumbrances other than those created by this Agreement (collectively, "Liens"), and pay and discharge, when due, all taxes, levies and other charges upon the Collateral.

     5.      Voting Rights; Dividends; Etc.  During the term of this Agreement:

             (a) So long as the Shares are held by Escrow Agent under this Agreement, the Pledgors shall be entitled to exercise any and all voting and other consensual rights pertaining to their respective Shares or any part thereof and Creditor shall execute and deliver (or cause to be executed and delivered) to the applicable Pledgor all such proxies and other instruments as such Pledgor may request for the purpose of enabling such Pledgor to exercise those voting and other rights which he is entitled to exercise pursuant to the foregoing.

             (b) If the Pledgors shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or rights, whether as an addition to, in substitution of, or in exchange for any Shares, or otherwise, the applicable Pledgor agrees to accept the same as agent for Creditor and to deliver the same forthwith to Escrow Agent in the exact form received, with the endorsement of such Pledgor when necessary or appropriate and undated stock powers duly executed in blank, to be held by Escrow Agent as additional Collateral for the Obligations.

             (c) So long as the Shares are held by Escrow Agent under this Agreement, the Pledgors shall not be entitled to receive or retain any dividends or distributions paid in respect of such Shares whether paid or payable in cash or other property, whether in redemption of, or in exchange for such Shares, whether in connection with a partial or total liquidation or dissolution of the Company, or whether in connection with a reduction of capital, capital surplus or paid-in surplus of the Company or otherwise, and any and all such dividends or distributions shall be forthwith delivered to Escrow Agent to hold as Collateral and shall, if received by a Pledgor, be received in trust for delivery to Escrow Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered to Escrow Agent as Collateral in the same form as so received (with any necessary endorsement).




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     6.      Pledgor Representations.  Each of the Pledgors represents, warrants and agrees severally, and not jointly, that:

             (a) Such Pledgor is the legal and beneficial owner of such Pledgor's Shares and there are no outstanding options, warrants, convertible securities or other rights to acquire such Pledgor's Shares or any other capital stock of the Company.

             (b) There are no restrictions upon the transfer of any of such Pledgor's Shares and such Pledgor has the right to pledge and grant a security interest in or otherwise transfer such Shares free of any Liens.

             (c) This Agreement, and the transfer to Creditor of such Pledgor's Shares, creates a valid and perfected first priority security interest in such Shares in favor of Creditor, and all actions necessary or desirable to such perfection have been duly taken.

             (d) Such Pledgor has made his own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights) and such Pledgor agrees that Creditor shall not have any responsibility or liability under this Agreement for informing such Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

             (e) This Agreement and the Powers executed by such Pledgor have been duly authorized, executed and delivered by such Pledgor and each constitutes a legal, valid and binding obligation of such Pledgor, enforceable in accordance with its terms, except as limited by bankruptcy laws and equitable principles.

     7. Terms and Conditions of Escrow Agent Duties. Acceptance by Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of Escrow Agent:

             (a) The duties and obligations of Escrow Agent shall be determined solely by the express provisions of this Agreement, and Escrow Agent shall not be required to take any actions except for the performance of such duties and obligations as are specifically set out in this Agreement.

             (b) Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of the Pledgors, Creditor or anyone else to deliver Collateral to Escrow Agent or otherwise to honor any of the provisions of this Agreement.

             (c) Escrow Agent will be fully protected in acting on, and relying upon, any written notice, direction, request, waiver, consent, receipt or other paper or document which





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Escrow Agent in good faith believes to have been signed or presented by the proper party or parties, but will not act on oral instructions alone of any party.

                 (d) Escrow Agent will not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in fact or law, or for anything which it may do or refrain from doing in connection with this Agreement, except for its own gross negligence, willful misconduct or an act of bad faith.

                 (e) Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties under this Agreement, and it will incur no liability and will be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel.

                 (f) Escrow Agent will be entitled to reimbursement of its expenses, including, without limitation, the fees and costs of attorneys or agents which it may find necessary to engage in performing its duties under this Agreement, all to be paid by the Pledgors and Creditor, and Escrow Agent will have, and is hereby granted, a prior lien upon any property, cash or assets held under this Agreement, with respect to its nonreimbursed expenses, superior to the interests of any other persons or entities.

                 (g) Escrow Agent will be, and hereby is, jointly and severally indemnified and saved harmless by the Pledgors, Creditor and the Company from all losses, costs and expenses (including reasonable attorneys' fees) which may be incurred by it as a result of its involvement in any litigation arising from performance of its duties under this Agreement; provided, that such litigation will not result from any action taken or omitted by Escrow Agent and for which it will have been adjudged grossly negligent or guilty of willful misconduct or bad faith; and, such indemnification will survive termination of this Agreement until extinguished by any applicable statute of limitations.

         8.      Release of Collateral Upon Receipt of Payment.

                 (a) Upon redemption of any portion of the outstanding Series A Preferred Shares by the Company on or before the Mandatory Redemption Date (any such redemption payment being referred to herein as a "Redemption Payment"), Escrow Agent shall release and deliver the Shares to the Pledgors on a pro rata basis based on the number of Series A Preferred Shares being redeemed versus the number of Series A Preferred Shares originally issued to Creditor (for example, if the Company redeems 50% of the Series A Preferred Shares, Escrow Agent shall release 50% of the Shares to the Pledgors).

                 (b) The Company shall pay any Redemption Payment to Escrow Agent and Escrow Agent shall receive such Redemption Payment and shall remit such Redemption Payment to Creditor or its designee as soon as practicable but in any event within three business days.





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


                 (c) Any Shares which are released to the Pledgors pursuant to Section 8(a) above shall not be subject to the pledge created by this Agreement or to the terms and conditions of this Agreement (including, without limitation, Section 10 below) and, concurrently with delivery of such Shares to the Pledgors, Creditor shall execute and deliver to each of the Pledgors proper instruments acknowledging the release of the pledge created by this Agreement and transferring such released Shares to the Pledgors.

         9. Default. The failure of the Company to redeem the outstanding Series A Preferred Shares by the Mandatory Redemption Date shall constitute the "Default" hereunder.

         10.     Release of Collateral After Default.

                 (a) In the event of Default, Creditor shall have a period of 45 days following the Redemption Date (the "Election Period") to elect either (i) to exercise its rights under the Guaranty and retain the Collateral then held by Escrow Agent (other than Shares required to be released to the Pledgors pursuant to Section 8) in full satisfaction and discharge of the Company's obligation to redeem the Series A Preferred Shares and the Pledgors' obligations under the Guaranty, or (ii) to relinquish and terminate its rights under the Guaranty and its security interest in the Collateral and to proceed against the Company to enforce its rights to have the Series A Preferred Stock redeemed by the Company. Creditor shall make such election by delivery to Escrow Agent, the Company and the Pledgors of written notice on or prior to the expiration of the Election Period specifying which remedy it has elected (the "Election Notice"). If Creditor fails to deliver such Election Notice as provided in the preceding sentence on or prior to the expiration of the Election Period, Creditor shall be deemed to have elected the remedy provided in clause (ii) above. During the Election Period and prior to the date on which the applicable parties receive the Election Notice, the Company shall have the right to cure the Default by redeeming the outstanding Series A Preferred Shares. In the event the Company cures such Default, Escrow Agent shall release the Shares to the Pledgors and remit the Redemption Payment to Creditor in accordance with Section 8 above.

                 (b) If the Default remains uncured, upon receipt of the Election Notice, Escrow Agent shall (1) deliver the Collateral to Creditor if Creditor shall have elected the remedy provided in clause (i) of subsection 10(a) above, or (2) deliver the Collateral to the respective Pledgors if Creditor shall have elected the remedy provided in clause (ii) of subsection 10(a) above (or if Creditor shall have been deemed to elect such remedy by failing to deliver an Election Notice on or prior to the expiration of the Election Period). In the event Collateral is released to the Pledgors pursuant to clause (2) of this subsection 10(b), Creditor concurrently shall execute and deliver to each of the Pledgors proper instruments acknowledging the release of the pledge created by this Agreement and transferring such released Collateral to the Pledgors.





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         11.     Termination Date.  This Agreement shall terminate on such date as (a) all of the Obligations shall have been paid or performed in full, or (b) Escrow Agent shall have released all of the Collateral pursuant to Section 10 above (the "Termination Date").

         12. Controversies. If a controversy arises between one or more of the parties to this Agreement, or between any of the parties to this Agreement and any person or entity not a party to this Agreement, as to whether or not or to whom Escrow Agent shall distribute any of the Collateral, or as to any other matter arising out of or relating to this Agreement or the Collateral, Escrow Agent shall not be required to determine the controversy and need not make any distribution of any of such Collateral but may retain the same until the rights of the parties to the dispute shall have finally been determined by agreement or by final order of a court of competent jurisdiction; provided, however, that the time for appeal of any such final order has expired without an appeal having been made. Escrow Agent shall distribute such Collateral within 15 days after Escrow Agent has received written notice of any such agreement or final order (accompanied by an affidavit that the time for appeal has expired without an appeal having been made). If a controversy of the type referred to in this
Section 12 arises, Escrow Agent may, in its sole discretion, but shall not be obligated to, commence interpleader or similar actions or proceedings for determination of the controversy in a circuit court of, or federal district court in, the State of Michigan.

         13.     Resignation of Escrow Agent.

                 (a) Escrow Agent may resign as such following the giving of 30 days' prior written notice to the other parties to this Agreement. Similarly, Escrow Agent may be removed and replaced following the giving of 30 days' prior written notice to Escrow Agent by all of the other parties to this Agreement. In either event, the duties of Escrow Agent shall terminate 30 days after the date of such notice (or as of such earlier date as may be mutually agreeable), and Escrow Agent shall then deliver the balance of the Collateral then in its possession to a successor escrow agent as shall be appointed by all of the other parties to this Agreement, as evidenced by a written notice filed with Escrow Agent.

                 (b) If the other parties to this Agreement are unable to agree upon a successor escrow agent or shall have failed to appoint a successor escrow agent prior to the expiration of 30 days following the date of the notice of resignation or removal, the then acting escrow agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief, and any such resulting appointment shall be binding upon all of the parties to this Agreement.

                 (c) Upon acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Collateral, the then acting escrow agent shall be fully relieved of all duties, responsibilities, and obligations under this Agreement, except with respect to actions previously taken or omitted by such escrow agent.





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         14.     Severability.  Any provision of this Agreement which is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         15. Entire Agreement; Amendment; Waiver; Headings; Counterparts. This Agreement and the Guaranty embody the entire agreement and understanding of the parties with respect to the subject matter of this Agreement. This Agreement may be amended, modified, superseded, cancelled, renewed or extended only by a writing signed by all of the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of the waiver is sought. The waiver by any party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

         16. Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement, their heirs, personal representatives, successors and assigns. Notwithstanding the preceding sentence, no party may assign or transfer any of its rights or delegate any of its obligations under this Agreement without the prior written consent of each of the other parties hereto.

         17. Notices, Etc. All notices, requests and other communications that are required or may be given under this Agreement shall be made by first class, certified or registered mail or similarly prompt means at the following addresses:

            If to the Pledgors:            Mr. Gary D. Lewis
                                           c/o Honigman Miller Schwartz and Cohn
                                           2290 First National Building
                                           Detroit, Michigan 48226
                                           Attn: Patrick T. Duerr

                                           Mr. Michael J. Xirinachs
                                           266 Half Hollow Road
                                           Dix Hills, New York 11746

                                           Mr. Robert L. Chioini
                                           38864 Equestrian South, #49205
                                           Farmington Hills, Michigan 48331





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
       With copies to:                   Patrick T. Duerr, Esq.
                                         Honigman Miller Schwartz and Cohn
                                         2290 First National Building
                                         Detroit, Michigan 48226

       If to Creditor:                   Rockwell Medical Supplies, LLC
                                         c/o Schwartz Law Firm
                                         Suite A
                                         37887 W. Twelve Mile Road
                                         Farmington Hills, Michigan 48331
                                         Attn:  President

       With copies to:                   Burton H. Schwartz, Esq.
                                         Schwartz Law Firm
                                         Suite A
                                         37887 W. Twelve Mile Road
                                         Farmington Hills, Michigan 48331

       If to the Company:                Rockwell Medical Technologies, Inc.
                                         28025 Oakland Oaks
                                         Wixom, Michigan 48393
                                         Attn:  Gary D. Lewis

       If to Escrow Agent:               Honigman Miller Schwartz and Cohn
                                         2290 First National Building
                                         Detroit, Michigan 48226
                                         Attn:  Patrick T. Duerr

     18. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement may be executed by delivery via facsimile of a copy of an executed signature page.

     19. Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State. Each of the parties consents to be subject to the personal jurisdiction of the courts of Michigan, including the federal courts in Michigan, which shall be the sole and exclusive forum for the resolution of all disputes under this Agreement.





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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        /s/ Gary D. Lewis
                                        -------------------------------------
                                        Gary D. Lewis

                                        /s/ Michael J. Xirinachs
                                        -------------------------------------
                                        Michael J. Xirinachs

                                        /s/ Robert L. Chioini
                                        -------------------------------------
                                        Robert L. Chioini

                                        ROCKWELL MEDICAL SUPPLIES, LLC

                                        By: /s/ Robert L. Chioini
                                           -----------------------------------
                                             Robert L. Chioini, Member

                                        By:  T. K. INVESTMENT COMPANY, Member

                                             By:   CHILAKAPATI FAMILY LIMITED
                                                      PARTNERSHIP

                                             By:/s/ Vijay Kumar Chilakapati
                                                -----------------------------

                                                Its: General Partner
                                                     ------------------------
                                        By:  THAVARAJAH FAMILY LIMITED
                                                      PARTNERSHIP

                                             By:/s/ Krishnapallai Thavarajah
                                                -----------------------------

                                                Its: General Partner
                                                     ------------------------


(Signatures continued on next page.)





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(Signatures continued from previous page.)


                                      ROCKWELL TRANSPORTATION, LLC

                                      By:      CHILAKAPATI FAMILY LIMITED
                                                     PARTNERSHIP, Member

                                               By: /s/ Vijay Kumar Chilakapati
                                                   ---------------------------
                                                   Its: General Partner
                                                        -----------------

                                      By:      THAVARAJAH FAMILY LIMITED
                                                      PARTNERSHIP, Member

                                                By:/s/ Krishnapallai Thavarajah
                                                   ----------------------------

                                                    Its:General Partner
                                                        -----------------

                                        ROCKWELL MEDICAL TECHNOLOGIES, INC.,
                                        a Michigan corporation


                                          By:/s/ Robert L. Chioini
                                             ------------------------------
                                             Its:President
                                                 -------------------------

                                            HONIGMAN MILLER SCHWARTZ AND COHN


                                            By: /s/ Patrick T. Duerr
                                                -----------------------------

                                                Its: Partner
                                                    -------------------------




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